EXECUTION VERSION

Exhibit 10.7
FOREIGN GUARANTORS AGREEMENT
This FOREIGN GUARANTORS AGREEMENT, dated as of September 18, 2017 (this “Agreement”), is by and among Toys “R” Us, Inc., a Delaware corporation (the “Company”), TRU Taj LLC, a Delaware limited liability company (“TRU LLC”) and TRU Taj Finance, Inc., a Delaware corporation (“TRU Finance” and together with TRU LLC, the “Issuers”), the undersigned guarantors (the “Guarantors” and together with the Company and the Issuers, the “Obligors”), and the undersigned beneficial holders or investment managers or advisors for such beneficial holders (together with any party that executes a Foreign Guarantors Joinder Agreement (the form of which is attached hereto as Exhibit A) after the date hereof, the “Supporting Holders”) of the 12% Senior Secured Notes due 2021 (the “Notes”). Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned thereto in the Indenture.
WHEREAS, the Obligors and Wilmington Trust, National Association, as Trustee and Collateral Trustee (in either or both such capacities, the “Trustee”), are parties to that certain (i) Indenture, dated as of August 16, 2016 (including the guarantees issued thereunder and as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Indenture”) and (ii) Collateral Trust Agreement, dated as of August 16, 2016, and any related documents and instruments that serve to grant and provide collateral securing the Notes to the Trustee, including that certain intercreditor agreement, dated as of August 16, 2016, among the Trustee, Deutsche Bank AG New York Branch and certain subsidiaries of the Company (the “Intercreditor Agreement”) (as amended, restated, supplemented or otherwise modified from time to time, and collectively, the “Security Documents” and, together with the Indenture, the “Notes Documents”);
WHEREAS, the Company and certain of its subsidiaries (the “Debtors”) are contemplating the commencement of voluntary jointly-administered cases (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. § 101 et seq. in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”);
WHEREAS, it is contemplated that the Guarantors and certain other subsidiaries of the Company set forth on Exhibit B hereto will not be debtors in the Chapter 11 Cases (the “Nondebtors”);
WHEREAS, in connection with the Chapter 11 Cases, the Debtors are seeking one or more post-petition financings up to an aggregate principal amount of $3,125 million (collectively, the “DIP Facilities”), including the issuance of $375 million in senior secured notes under a Note Purchase Agreement and related indenture (the “DIP Notes Facility”);
WHEREAS, the commencement of the Chapter 11 Cases by the Debtors and the acceleration of certain other outstanding indebtedness of the Debtors as a result of commencement of the Chapter 11 Cases would result in an Event of Default under Section 6.01(a) of the Indenture and the borrowings and other terms of the DIP Facilities that are not otherwise permitted under the terms of the Note Documents would cause a Default under the Indenture (which would result in an Event of Default if such Default continued for 60 days after receipt of written notice thereof given by the Trustee or Holders of not less than 30% in principal amount of the Notes ) (any such Default or Event of Default resulting from the commencement of the Chapter 11 Cases or from the DIP Facilities being collectively referred to herein as, the “Specified Defaults”);
WHEREAS, upon the occurrence of the Specified Defaults, all outstanding Notes would be either due and payable immediately without further action or notice under Section 6.01(a)(6) of the Indenture or subject to acceleration under Section 6.02 of the Indenture, and the Holders and the Trustee would at all times thereafter have the right, subject to the terms and conditions of the Intercreditor Agreement, to exercise any and all remedies against the Nondebtors allowed pursuant to the terms of the Notes Documents, including, without limitation, (a) charging accrued and unpaid interest (including default interest), (b) initiating or continuing any legal action or any accelerative or enforcement action permitted under the Notes Documents, against the Nondebtors, (c) instructing the Trustee to take any action permitted under the Notes Documents or applicable law, and (d) taking any such actions in furtherance of any of the foregoing (collectively, all such rights and remedies the “Rights and Remedies”); and
WHEREAS, the Obligors have requested that each of the Supporting Holders agree to waive the Specified Defaults upon their occurrence and the Nondebtors have requested that each of the Supporting Holders temporarily forbear in the exercise of its Rights and Remedies solely to the extent arising from the occurrence and continuation of the Specified Defaults, subject to the terms and conditions of this Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION I.  ACKNOWLEDGMENTS
1.01    Acknowledgments. Each of the Obligors hereby acknowledges and agrees, upon execution and delivery of this Agreement, subject to the terms set forth herein, that:
(a)The recital of facts set forth in this Agreement is true and correct in all material respects;
(b)The Specified Default relating the commencement of the Chapter 11 Cases would constitute an Event of Default under the Indenture without the need for any notice to the Obligors and the other Specified Defaults would constitute Defaults under the Indenture (which would result in an Event of Default if such Defaults continued for 60 days after receipt of written notice thereof given by the Trustee or Holders of not less than 30% in principal amount of the Notes ), and subject to and but for the terms of this Agreement and the Intercreditor Agreement, the Holders and the Trustee would be free, from and after the occurrence of such Specified Defaults, to exercise the Rights and Remedies against the Nondebtors in accordance with the terms of the Notes Documents;
(c)Each Obligor hereby ratifies and affirms the Notes Documents and the Obligations owing thereunder and acknowledges that the Notes Documents are and, after being amended by this Agreement, shall remain and in full force and effect. Each Obligor agrees that the Notes Documents constitute (and as amended by this Agreement shall continue to constitute) valid and binding obligations and agreements of each of the Obligors enforceable by the Trustee and the Supporting Holders against each Obligor in accordance with their respective terms;
(d)Subject to the terms of this Agreement, the Supporting Holders have not waived, released or compromised, do not hereby waive, release or compromise, and may never waive, release or compromise any events, occurrences, acts, or omissions that may constitute or give rise to any defaults or Events of Default (other than the Specified Defaults) that existed or may have existed, or may presently exist, or may arise in the future, nor does any Supporting Holder waive any Rights and Remedies, including, without limitation, the right to direct the Collateral Agent (as defined in the Security Documents) to foreclose on any property pledged as Collateral (as defined in the Security Documents) under the Notes Documents;
(e)The execution and delivery of this Agreement shall not, except as otherwise specifically set forth herein: (i) constitute an extension, modification, or waiver of any aspect of any of the Notes Documents; (ii) extend the maturity of the Notes or the due date of any payment or performance of any Obligations or other obligations under the other Notes Documents or payable in connection with the Notes Documents; (iii) give rise to any obligation on the part of the Supporting Holders to extend, modify or waive any term or condition of the Notes Documents; (iv) establish any course of dealing with respect to the Notes Documents; or (v) give rise to any defenses or counterclaims to the right of the Supporting Holders to compel payment of the Notes or any amounts(s) due under the Notes Documents or payable in connection with the Notes Documents or otherwise enforce their rights and remedies set forth in the Notes Documents; and
(f)The Supporting Holders’ agreement to waive the Specified Defaults upon its occurrence and forbear in the exercise of their Rights and Remedies solely as to the Specified Defaults, and to perform as provided herein, shall not (i), except as expressly provided herein, invalidate, impair, negate or otherwise affect the Trustee’s or Supporting Holders’ ability to exercise their Rights and Remedies under the Notes Documents or otherwise, or (ii) affect the allowed amount of the claims owing under or in respect of the Indenture in the Chapter 11 Cases, which amount shall include the full amount of principal, accrued interest, and unpaid fees and expenses outstanding as of the date of the commencement of the Chapter 11 Cases (the “Petition Date”).
SECTION II.      WAIVER AND FORBEARANCE
2.01    Waiver. In consideration of the Obligors’ agreement of timely compliance with the terms of this Agreement, and in reliance upon the representations, warranties, agreements and covenants of the Obligors set forth herein, subject to the satisfaction of each of the conditions precedent to the effectiveness of this Agreement, from the Agreement Effective Date (as defined below) until the Termination Date (as defined below), each Supporting Holder (severally and not jointly) hereby prospectively agrees to automatically waive and, if necessary, to direct the Trustee to automatically waive (the “Waiver”) the Specified Defaults immediately prior to their occurrence without any further action.
2.02    Forbearance. In consideration of the Nondebtors’ agreement of timely compliance with the terms of this Agreement, and in reliance upon the representations, warranties, agreements and covenants of the Nondebtors set forth herein, subject to the satisfaction of each of the conditions precedent to the effectiveness of this Agreement, from the Agreement Effective Date (as defined below) until the Termination Date (as defined below), each Supporting Holder (severally and not jointly) hereby agrees to forbear (the “Forbearance”) from exercising any of the Rights and Remedies under the Notes Documents or applicable law against the Nondebtors solely with respect to the Specified Defaults. For the avoidance of doubt, during the Waiver and Forbearance Period (as defined below) only, each Supporting Holder agrees that it (individually or collectively) will not deliver any notice or instruction to the Trustee directing the Trustee, in each case, to exercise any of the Rights and Remedies under the Notes Documents or applicable law against the Nondebtors solely with respect to the Specified Defaults.
2.03    Limitation on Transfers of Notes. Until the earliest to occur of (a) an Event of Termination, (b) the entry into the Supplemental Indenture (as defined herein) and (c) the Supplemental Indenture Deadline, each of the Supporting Holders hereby agrees not to sell, assign, pledge, lend, hypothecate, transfer or otherwise dispose of (each, a “Transfer”) any ownership (including beneficial ownership) of Notes (or any rights in respect thereof, including but not limited to the right to vote) held by such Supporting Holder as of the date hereof except to a party that (i) is already a Supporting Holder party to this Agreement or (ii) as a condition to such Transfer, agrees in writing to be bound by all of the terms of this Agreement (including with respect to any and all claims it already may hold against the Obligors prior to such Transfer) by executing a Foreign Guarantors Joinder Agreement substantially in the form of Exhibit A hereto, and delivering an executed copy thereof, within two (2) business days of closing of such Transfer, to counsel to the Company. Any Transfer made in violation of this Section 2.03 shall be void ab initio, and the Company shall have the right to enforce the voiding of any such Transfer.
2.04    Waiver and Forbearance Period. The Waiver and the Forbearance shall commence on the Agreement Effective Date (as defined below) and continue until the earlier of (a) January 19, 2019 at 12:01 a.m. New York City time and (b) the date on which any Event of Termination (as defined below) shall have occurred (the earlier of (a) and (b), the “Termination Date” and the period commencing on the Agreement Effective Date and ending on the Termination Date, the “Waiver and Forbearance Period”). Upon the occurrence of an Event of Termination, the Waiver and the Forbearance shall immediately and automatically terminate and have no further force or effect, and each of the Supporting Holders shall be released from any and all obligations and agreements under this Agreement and shall be entitled to exercise any of the Rights and Remedies as if this Agreement had never existed, and all of the Rights and Remedies under the Notes Documents and in law and in equity shall be available without restriction or modification, as if this Agreement had not been effectuated.
2.05    Waiver and Forbearance Fee. In consideration for the terms of the Waiver and the Forbearance and other good and valuable consideration, the Company shall, on the Agreement

Effective Date, pay in cash to each Supporting Holder party hereto as of such date a fee (the “Waiver and Forbearance Fee”) equal to 2% of the face amount of the Notes held by such Supporting Holder, which such Waiver and Forbearance Fee shall be paid via wire transfer of immediately available funds to the account(s) listed on Exhibit C hereto. The Waiver and Forbearance Fee shall be made without deduction or withholding for any taxes, levies, imposts, duties or similar changes (together “Taxes”), except as required by law. If any applicable law requires the deduction or withholding of any Tax from the Waiver and Forbearance Fee, then the amount payable to the Supporting Holders shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholding applicable to additional sums payable under this Section 2.05) the applicable Supporting Holder receives an amount equal to the sum it would have received had no such deduction or withholding.
2.06    Intercreditor Agreement Acknowledgments. Each of the Supporting Holders hereby acknowledges that, notwithstanding anything to the contrary in the Notes Documents: (a) none of the Obligations have accelerated or will accelerate solely as to any Nondebtor upon the occurrence of the Specified Defaults, and (b) no Enforcement Action (as defined in the Intercreditor Agreement) may be exercised against any Nondebtor until the occurrence of the Second Priority Enforcement Period (as defined in the Intercreditor Agreement) pursuant to Section 3.01 of the Intercreditor Agreement.
2.07    Acceleration Rescission. If the Obligations have become due and payable by any Nondebtor, including as a result of the termination of the Intercreditor Agreement or as a result of Section 6.02(b) of the Indenture, the Supporting Holders hereby agree that any such acceleration pursuant to Section 6.02(c) of the Indenture shall hereby be deemed to be rescinded (solely with respect to the Nondebtors) during the term of this Agreement. The Supporting Holders shall promptly deliver notice of such rescission to the Trustee in accordance with Section 6.02 of the Indenture.
2.08    Supplemental Indenture.  The Obligors and the Supporting Holders shall use their reasonable best efforts to cause the Trustee and the Obligors to enter into a supplemental indenture (the “Supplemental Indenture”) to the Indenture, to effectuate the substantive provisions of this Agreement, including, without limitation, Sections 2.01, 2.02, 2.04, 2.06, 2.07, and 3 of this Agreement (in form and substance reasonably satisfactory to the Obligors and the Supporting Holders) as soon as practicable after the date hereof.  If such Supplemental Indenture has not been entered into by 11:59 p.m. on the seventh business day after the date hereof, the Supplemental Indenture Deadline shall be deemed to have occurred as of 11:59 p.m. on such seventh business day; provided, however, that the Supplemental Indenture Deadline shall be extended for an additional seven (7) business days if the Obligors and the Supporting Holders are working in good faith to enter into the Supplemental Indenture.
2.09    Further Action by the Supporting Holders. As soon as practicable and solely to the extent necessary to effectuate this Agreement, the Supporting Holders shall instruct the DTC Participant(s) through which it beneficially owns the Notes to execute and deliver a consent form and any other agreement, instrument and shall instruct such DTC Participant(s) to take all such further action as may be necessary to effect the Waiver, Forbearance, rescission and consent of the

Supporting Holder evidenced by this Agreement on behalf of such Supporting Holder. In addition, the Supporting Holder shall, at the request and expense of the Company, at any time and from time to time following the execution of this Agreement execute and deliver to the Company (or cause the Trustee to execute and deliver) all such further instruments and take all such further actions as may be reasonably necessary or appropriate in order to confirm or carry out its obligations under this Agreement and the transactions contemplated hereby, including delivering instructions to the Trustee to execute any supplemental indentures to effect the amendments and waivers contemplated by this Agreement.
SECTION III.      EVENTS OF TERMINATION.
3.01    Events of Termination. The Waiver and Forbearance Period shall automatically terminate without the need for relief from the automatic or other stay in place in the Chapter 11 Cases immediately upon the occurrence of any of the following events (each, an “Event of Termination”):
(a)    the failure of any Obligor to comply with any term, condition or covenant set forth in this Agreement, including, without limitation, the covenants in Section IV of this Agreement, unless (a) holders of a majority of the principal amount of Notes held by all Supporting Holders (the “Requisite Supporting Holders”), in their sole discretion, grant a cure period for compliance with such term, condition or covenant (in which case the Waiver and Forbearance Period shall terminate if the applicable Obligor does not comply by the expiration of the cure period) or (b) the Obligors’ failure to comply is otherwise waived by the Requisite Supporting Holders;
(b)    the Obligors fail to move to assume the Intellectual Property Licenses (as defined below) in their current form by no later than seven (7) calendar days after the Petition Date or fail to prosecute diligently such motion;
(c)    at 11:59 p.m. (prevailing Eastern Time) forty-five (45) calendar days after the Agreement Effective Date, if the Bankruptcy Court fails to enter a final order authorizing the assumption of the Intellectual Property Licenses in their current form;
(d)    at 11:59 p.m. (prevailing Eastern Time) five (5) calendar days after the Agreement Effective Date, if the Bankruptcy Court fails to enter an interim order approving the DIP Notes Facility in form and substance acceptable to the Supporting Holders;
(e)    at 11:59 p.m. (prevailing Eastern Time) forty-five (45) calendar days after the Agreement Effective Date, if the Bankruptcy Court fails to enter a final order approving the DIP Notes Facility in form and substance acceptable to the Supporting Holders;
(f)    the failure of the Obligors to pay the fees, expenses and disbursements of the Supporting Holders’ counsels and financial advisor in accordance with this Agreement, or of the Trustee (whether in its capacity as Trustee or Collateral Agent) in accordance with this Agreement or the Note Documents, and the terms of the DIP Order (as defined in the DIP Notes Facility);

(g)    the Obligors (i) provide a notice of non-renewal, pursuant to the terms of the Intellectual Property Licenses, which would terminate the Intellectual Property Licenses at or prior to the to the end of the then-current term or (ii) attempt to amend any of Intellectual Property Licenses without the consent of the Requisite Supporting Noteholders;
(h)    upon the filing of a plan of reorganization in the Chapter 11 Cases that is not acceptable to the Requisite Supporting Holders;
(i)    the date that one or more of the Chapter 11 Cases shall have been converted to a case under chapter 7 of the Bankruptcy Code, or such cases shall have been dismissed by order of the Bankruptcy Court;
(j)    an examiner with expanded powers or a trustee shall have been appointed in any of the Chapter 11 Cases;
(k)    any Obligor loses the exclusive right to file and solicit acceptances of a plan of reorganization in the Chapter 11 Cases;
(l)    the occurrence of an “Event of Default” under the Indenture, other than the Specified Defaults;
(m)    the occurrence of an “Event of Default” under the DIP Notes Facility;
(n)    the occurrence of an “Event of Default” under the European ABL Facility (as defined in the DIP Notes Facility);
(o)    the occurrence of an “Event of Default” under any other debtor-in-possession financing facility entered into by the Debtors in connection with the Chapter 11 Cases;
(p)    the occurrence and continuation of a Termination Event (as defined under the DIP Order) under the DIP Order;
(q)    any of the Nondebtors that is a Significant Subsidiary, in each case pursuant to or within the meaning of any Bankruptcy Law (as defined in the DIP Notes Facility):
(i) commences proceedings to be adjudicated bankrupt or insolvent;
(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;
(iii) consents to the appointment of a receiver, liquidator, assignee, administrator, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due;
(r)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i) is for relief against any Nondebtor that is a Significant Subsidiary, in a proceeding in which such Nondebtor is to be adjudicated bankrupt or insolvent;
(ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Nondebtor that is a Significant Subsidiary, or for all or substantially all of the property of any Nondebtor that is a Significant Subsidiary; or
(iii) orders the liquidation of any Nondebtor that is a Significant Subsidiary.
“Intellectual Property Licenses” means (a) the License Agreement, dated as of February 1, 2009, by and among Geoffrey, LLC and (i) each entity listed on Schedule A attached thereto and (ii) each entity who shall thereafter join in and become a party to such agreement by executing and delivering to Geoffrey, LLC a joinder, as amended prior to the date of this Agreement, (b) the License Agreement, dated as of February 1, 2009, by and among Geoffrey International, LLC and Toys “R” Us – Japan, Ltd., as amended prior to the date of this Agreement, and (c) any other agreement pursuant to which any  Debtor grants to any Obligor or any subsidiary of any non-Company Obligor any intellectual property rights (including but not limited to trademark, service mark and trade name rights): (A) for the products and/or services in connection with such licensee’s business, (B) as a trade name to identify such licensee’s business, (C) as the corporate name of such licensee or (D) in advertisements and promotional materials in connection with such licensee’s business.
3.02    Events of Termination for Individual Nondebtors. The Waiver and Forbearance Period shall automatically terminate solely with respect to a Nondebtor if any party exercises any rights or remedies against such Nondebtor that could, in the reasonable judgment of the Requisite Supporting Holders, harm the likelihood of recovery under the Notes in any material respect without the need for relief from the automatic or other stay in place in the Chapter 11 Cases.
3.03    Automatic Stay. The Obligors acknowledge and agree that after the commencement of the Chapter 11 Cases, the giving of notice of default or termination by any party pursuant to this Agreement, or any step(s) taken in accordance with section 2.06 hereof, shall not be a violation of the automatic stay under section 362 of the Bankruptcy Code and the Obligors shall not take any action inconsistent with such acknowledgement and agreement.
SECTION IV.      OTHER AGREEMENTS
4.01    Accrued Interest. The Obligors agree that during the Waiver and Forbearance Period, interest on all outstanding Obligations, including the unpaid principal amount of the Notes, shall continue to accrue and be timely paid in accordance with the DIP Order at a rate of 12% per annum

(plus, to the extent applicable, any additional interest, penalties, fines or other payments required by any of the Notes Documents or applicable law).
4.02    Additional Collateral: The Obligors shall grant security interests in and liens upon all Foreign Collateral (as defined in the DIP Order) pursuant to the terms set forth in the DIP Order.
4.03    Consent to Incurrence of DIP Facilities: The Supporting Holders consent under the terms of the Indenture to the creation, incurrence and permitting to exist of the debt and liens created or incurred by the issuance of the obligation under the DIP Facilities. The Obligors (a) consent to the creation, incurrence and permitting to exist of any liens created or incurred by the DIP Order with respect to the Notes (b) acknowledge that enforcement of any of the rights and remedies under the DIP Notes Facility shall not subject to, or a breach of, this Agreement.
4.04    Payment of Expenses. The Obligors agree to pay and reimburse the Supporting Holders and the Trustee (whether in its capacity as Trustee or Collateral Agent) promptly for all of their out-of-pocket costs and reasonable expenses for which invoices have been presented and which were incurred in connection herewith, including, without limitation, the reasonable fees and disbursements of the Supporting Holders’ legal counsel (including Paul, Weiss, Rifkind, Wharton & Garrison LLP, one local counsel for the Chapter 11 Cases, Linklaters LLP and any other local counsel in any applicable foreign jurisdictions for the Requisite Supporting Holders) and financial advisor and of the Trustee’s legal counsel. This section does not limit any obligation of the Obligors to pay and reimburse the Trustee under the Note Documents.
4.05    Ordinary Course Operation of the Businesses. During the Waiver and Forbearance Period, each of the Obligors shall operate their businesses in the ordinary course subject to the occurrence of the Chapter 11 Cases.
4.06    Release. Each Obligor (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably releases, waives and forever discharges each of the Supporting Holders and the Trustee (including in its capacity as Trustee and Collateral Agent), together with each of their respective Affiliates, and each of the directors, officers, members, employees, agents, attorneys, financial advisors and consultants of each of the foregoing (each a “Released Party”, and collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the date hereof directly arising out of, connected with or related to this Agreement or the agreements of any Supporting Holder contained therein. Each Obligor represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

4.07    Confidentiality. The Obligors agree that all information provided by the Supporting Holders hereunder, including the identity of and amount of Notes held by each Supporting Holder, will be maintained in confidence and will not be disclosed publicly or to third parties other than the Company’s advisors and agents, except as may be required by a court, other governmental agency or in connection with the Chapter 11 Cases. If the Company publicly files a copy of this Agreement with the United States Securities and Exchange Commission, the Bankruptcy Court or any other court it shall redact each Supporting Holder’s signature pages in any such filing so as not to disclose such Supporting Holder’s identity or holdings information.
4.08    Tolling. During the Waiver and the Forbearance, the Obligors hereby agree to toll and suspend the running of the applicable statutes of limitation, laches, or other doctrines relating to the passage of time with respect to any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Supporting Holder (or group thereof) has heretofore had or now or hereafter can, shall or may have against any of the Obligors, respective Affiliates, and each of the directors, officers, members, employees, agents, attorneys, financial advisors and consultants of each of the foregoing.
4.09    Notices. The Obligors hereby agree to notify the Supporting Holders reasonably promptly in writing (which may be done by email to Paul, Weiss, Rifkind, Wharton & Garrison LLP) of (a) any failure by any of the Obligors to comply with their obligations set forth in this Agreement or (b) the receipt by any of the Obligors of any material complaint or demand by any person against any of the Obligors other than in connection with the Chapter 11 Cases.
SECTION V.      REPRESENTATIONS AND WARRANTIES
In consideration of the foregoing agreements, the Obligors jointly and severally hereby represent and warrant to each Supporting Holder, and each Supporting Holder severally but not jointly hereby represents and warrants to the Obligors, as follows:
5.01    Such party is duly organized, validly existing and is not in violation in any respect of any term of its charter, bylaws or other constitutive documents, and the execution, delivery and performance of this Agreement are within such party’s power and have been duly authorized by all necessary action.
5.02    This Agreement constitutes a valid and legally binding agreement, enforceable against such party in accordance with its terms.
5.03    No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental or regulatory authority or any other person is required in connection with such party’s entry into, and performance of, this Agreement, except for consents, authorizations, filings and notices which have been obtained or made and are in full force and effect or which are immaterial in nature; and the entry into and performance of this Agreement by such party does and will not conflict with, or result in the default under, any material agreement or document of such party, its constituent documents or any applicable law, regulation or court order, consent or ruling.

5.04    Each Supporting Holder represents and warrants that, as of the date hereof, it beneficially holds, or advises or manages for a beneficial holder, the principal amount of Notes set forth on the signature page attached hereto, and to that extent it advises or acts as a manager for any beneficial holder, it has the authority to enter into this Agreement on behalf of such beneficial holder and that this Agreement is a valid and legally binding agreement, enforceable against that holder and such party.
5.05    Unless otherwise permitted under the Notes Documents, each of the Debtors that are Obligors, other than the Company (collectively, the “Obligor Debtors”), represents and warrants that, as of the date hereof, the Obligor Debtors have no indebtedness, other outstanding obligations or other claims except for the obligations under the DIP Facilities and the Notes.
5.06    The parties to this Agreement acknowledge that nothing in this Agreement, including the presentation of drafts from one party to another, constitutes the making of an offer to sell or the solicitation of an offer to buy securities or loans of any kind or the solicitation of a consent or waiver of any rights under any of the Notes Documents and the entry into this Agreement shall not constitute, directly or indirectly, an incurrence, a refinancing, an extension or a modification in any way of any debt or a recapitalization or restructuring in any way of the obligations of the Obligors.
5.07    The Supporting Holders have not made any assurances concerning (a) the manner in which or whether the Specified Defaults may be resolved except as otherwise set forth herein or (b) any additional forbearance, waiver, restructuring or other accommodations.
SECTION VI.      RATIFICATION OF EXISTING AGREEMENTS
6.01    The Obligors and the Supporting Holders hereby acknowledge and agree that, (a) the relationships between the Obligors and the Supporting Holders are governed by the Notes Documents and this Agreement, (b) no fiduciary duty or special relationship is or will be created by any discussions regarding any possible amendment, waiver or forbearance, (c) the rights and obligations of the Supporting Holders under this Agreement are several and not joint and no Supporting Holder shall be liable or responsible for obligations of any other Supporting Holder, (d) no Supporting Holder has made to any Obligor, and no Obligor has made to any Supporting Holder, any promise, commitment or representation of any kind or character with respect to any waiver or forbearance or other matter as of the date of this Agreement other than as set forth in this Agreement, (e) this Agreement has no effect or bearing on any rights or remedies the Supporting Holders or the Trustee may have available under the Notes Documents other than as explicitly provided for herein, (f) no person has any obligation to engage in discussions with any other person after the date hereof regarding any further waiver or forbearance with respect to the Notes Documents and (g) no Supporting Holder and no Obligor has any obligation under any circumstances to amend, waive, supplement or otherwise modify the terms of the Notes Documents, offer any discounted payoff of the Notes or related Obligations, refinance or exchange the Notes or related Obligations, vote or refrain from voting or otherwise acting with respect to its Notes, extend the forbearance period, grant any other forbearance, or extend any other accommodation, financial or otherwise, to any Obligor other than as explicitly provided for herein.

SECTION VII.      MISCELLANEOUS
7.01    Condition Precedent to Effectiveness of this Agreement. This Agreement and the Waiver and the Forbearance shall become effective upon the parties to this Agreement receiving counterparts of this Agreement duly executed by the (i) Obligors and (ii) the Supporting Holders, who collectively beneficially hold or act as the investment manager or advisor for beneficial holders of more than 50%of the aggregate outstanding principal amount of the Notes (the date on which such condition is satisfied or waived, the “Agreement Effective Date”); provided that the Company will use its reasonable best efforts to obtain executed counterparts of this Agreement by the Guarantors as soon as reasonably practicable after the Agreement Effective Date.
Notwithstanding anything herein to the contrary, if the Agreement Effective Date does not occur on or before September 20, 2017, then this Agreement shall automatically terminate without further notice or action by any party.
7.02    Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature thereto.
7.03    Interpretive Matters.
(a)    Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection and clause references herein are to this Agreement unless otherwise specified.
(b)    The term “person” as used in this Agreement shall be broadly interpreted to include, without limitation, any individual, corporation, company, partnership or other entity.
7.04    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, not including the conflict of law rules and principles thereof. Each party hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan, City of New York for any action, suit, or proceeding arising out of or relating to this Agreement and the transactions contemplated by this Agreement. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.
7.05    Successors and Assigns. This Agreement shall be binding upon each of the Company, the Guarantors, the Supporting Holders and their respective successors and assigns, and shall inure to the benefit of each such person and their permitted successors and assigns.

7.06    Additional Parties. Without in any way limiting the provisions hereof, additional holders or beneficial owners of Notes may elect to become parties to this Agreement by executing and delivering to the Company a Foreign Guarantors Joinder Agreement substantially in the form of Exhibit A hereto. Such additional holder or beneficial owner of Notes shall become a Supporting Holder under this Agreement in accordance with the terms of this Agreement.
7.07    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
7.08    Integration. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein.
7.09    Jury Trial Waiver. The Obligors and the Supporting Holders, by acceptance of this Agreement, mutually hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based herein, arising out of, under or in connection with this Agreement and the Notes Documents or any other documents contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party, including, without limitation, any course of conduct, course of dealings, statements or actions of any Supporting Holder relating to the administration of the Notes or enforcement of the Notes Documents arising out of tort, strict liability, contract or any other law, and agree that no party will seek to consolidate any such action with any other action in which a jury trial cannot be or has not been waived.
7.10    Email. Unless the context of this Agreement clearly requires otherwise, any notice or other communication required by this Agreement may (a) if from the Obligors to the Supporting Holders (or any subset thereof), be made by email from counsel to the Obligors to Paul, Weiss, Rifkind, Wharton & Garrison LLP or (b) if from the Supporting Holders (or any subset thereof) to the Obligors, be made by email from Paul, Weiss, Rifkind, Wharton & Garrison LLP to counsel for the Obligors. For the avoidance of doubt, any notice or communication contemplated by this Agreement, regardless of whether the applicable subsection of this Agreement contemplates email delivery of such notice or communication, may be done via email.
7.11    Amendment. This Agreement may only be amended or modified in writing by the Obligors and the Requisite Supporting Holders, subject to any additional requirements under the Indenture, if applicable.
7.12    Further Assurances. Each party to this Agreement shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TOYS “R” US, INC.
By: /s/ Matthew Finigan
Name: Matthew Finigan
Title: Vice President-Treasurer
TRU TAJ LLC
By: /s/ Matthew Finigan
Name: Matthew Finigan
Title: Vice President-Treasurer
TRU TAJ FINANCE, INC.
By: /s/ Matthew Finigan
Name: Matthew Finigan
Title: Vice President-Treasurer
TRU TAJ (EUROPE) HOLDINGS, LLC
By: /s/ Matthew Finigan
Name: Matthew Finigan
Title: Vice President-Treasurer
TRU (HOLDINGS) LIMITED
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director

TRU EUROPE LIMITED
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director
TRU (UK) H7 LIMITED
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director
TOYS “R” US (UK) LIMITED
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director
TOYS “R” US HOLDINGS LIMITED
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director
TRU (BVI) FINANCE II, LTD.
By: /s/ Matthew Finigan
Name: Matthew Finigan
Title: Vice President-Treasurer
By: /s/ Charles Knight
Name: Charles Knight
Title: Director

TOYS “R” US FINANCIAL SERVICES LIMITED (UK)
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director
TRU (UK) H6, LLC
By: /s/ Matthew Finigan
Name: Matthew Finigan
Title: Vice President-Treasurer
TRU (UK) H4 Limited
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director
TOYS “R” US LIMITED
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director
TOYS “R” US PROPERTIES LIMITED
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director
TRU (UK) H8 LIMITED
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director

TOYS “R” US GMBH
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director
TRU GLOBAL IMPORTS B.V.
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director
By: /s/ Charles Knight
Name: Charles Knight
Title: Director
TRU AUSTRALIA HOLDINGS, LLC
By: /s/ Matthew Finigan
Name: Matthew Finigan
Title: Vice President-Treasurer
TOYS “R” US (AUSTRALIA) PTY LTD
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director
BABIES “R” US (AUSTRALIA) PTY LTD
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director

TOYS “R” US, EUROPE, LLC
By: /s/ Charles Knight
Name: Charles Knight
Title: Director
TRU TAJ HOLDINGS 1, LLC
By: /s/ Charles Knight
Name: Charles Knight
Title: Director
TRU TAJ HOLDINGS 2 LIMITED
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director
TRU TAJ HOLDINGS 3, LLC
By: /s/ Charles Knight
Name: Charles Knight
Title: Director
TRU ASIA, LLC
By: /s/ Charles Knight
Name: Charles Knight
Title: Director
TRU IBERIA HOLDINGS 1, S.L.U
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director

TRU IBERIA HOLDINGS 2, S.L.U.
By: /s/ Robert Zarra
Name: Robert Zarra
Title: Director
SIGNATURE PAGES OF CONSENTING NOTEHOLDERS ON FILE WITH THE REGISTRANT

Exhibit A

FORM OF FOREIGN GUARANTORS JOINDER AGREEMENT
[●], 201_
Toys “R” Us, Inc.
One Geoffrey Way
Wayne, NJ 07470
Attention: Cornell Boggs, General Counsel
RE:    Foreign Guarantors Agreement
Ladies and Gentlemen:
Reference is made to the Foreign Guarantors Agreement dated as of September [●], 2017 entered into between the Obligors and the Supporting Holders party thereto (such Foreign Guarantors Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this “Foreign Guarantors Joinder Agreement,” being the “Foreign Guarantors Agreement”). Any capitalized terms not defined in this Foreign Guarantors Joinder Agreement have the meanings given to them in the Foreign Guarantors Agreement.
SECTION I.    Joining Obligations Under the Foreign Guarantors Agreement. The undersigned (the “Joining Noteholder”) hereby agrees, as of the date first above written, to join and to be bound as a Supporting Holder by all of the terms and conditions of the Foreign Guarantors Agreement, to the same extent as each of the other Supporting Holders thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Foreign Guarantors Agreement to a “Supporting Holder” shall also mean and be a reference to the undersigned, including the making of each representation and warranty set forth in Section 5 of the Foreign Guarantors Agreement.
SECTION II.    Execution and Delivery. Delivery of an executed counterpart of a signature page to this Foreign Guarantors Joinder Agreement by telecopier or in .PDF or similar format by email shall be effective as delivery of an original executed counterpart of this Foreign Guarantors Joinder Agreement. For the avoidance of doubt, the Obligors do not need to separately execute this Foreign Guarantors Joinder Agreement but are nevertheless bound by the terms of the Foreign Guarantors Agreement with respect to the Joining Noteholder as if such Joining Noteholder were a party to the Foreign Guarantors Agreement.
SECTION III. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. The parties hereto hereby agree that Sections 7.03 and 7.08 of the Foreign Guarantors Agreement shall apply to this Foreign Guarantors Joinder Agreement.
[Signature Page Follows]

Very truly yours,
[●]

By	Name: Title:
Noteholder’s principal amount of Notes: $_____

EXHIBIT B
TRU Taj (Europe) Holdings, LLC
TRU (Holdings) Limited
TRU Europe Limited
TRU (UK) H7 Limited
Toys “R” Us (UK) Limited
Toys “R” Us Holdings Limited
TRU (BVI) Finance II, Ltd.
Toys “R” Us Financial Services Limited (UK)
TRU (UK) H6, LLC
TRU (UK) H4 Limited
Toys “R” Us Limited
Toys “R” Us Properties Limited
TRU (UK) H8 Limited
Toys “R” Us GmbH
TRU Global Imports B.V.
TRU Australia Holdings, LLC
Toys “R” Us (Australia) Pty Ltd
Babies “R” Us (Australia) Pty Ltd
Tru Asia, LLC
TRU Iberia Holdings 1, S.L.U.
TRU Iberia Holdings 2, S.L.R.

EXHIBIT C
Fee Form

Fee Form

Item 1: Supporting Holder	Item 2: Amount of Notes Held as of the Agreement Effective Date

$

Wire Information

Item 3: Bank Name

Item 4: ABA Routing Number

Item 5: Account Name
Item 6: Account Number
Item 7: FFC Account Name
Item 8: FFC Account Number

UNLESS THE COMPANY ALREADY HAS SUCH FORMS, PLEASE INCLUDE AN IRS FORM W-9 (OR W-8) FOR EACH SUPPORTING HOLDER SUBMITTING A FEE FORM.